WILDEBOER DELLELCE LLP
B A R R I S T E R S & S O L I C I T O R S
TEL: (416) 361-3121 FAX: (416) 361-1790	SUITE 810, P.O. BOX 4
1 FIRST CANADIAN PLACE
TORONTO, ONTARIO
M5X1A9

EXHIBIT 23.1

We hereby consent to the reference to our firm in the Registration Statement on Form S-3 under the captions "Legal Matters" and "Enforceability of Civil Liabilities."

WILDEBOER DELLELCE LLP
Toronto, Ontario
September 29, 2006